Exhibit 1.1

Execution Version

United Parcel Service, Inc.

4.875% Senior Notes due 2033

5.050% Senior Notes due 2053

Underwriting Agreement

February 23, 2023

To the Representatives named in Schedule I

of the several Underwriters named in Schedule II

Ladies and Gentlemen:

United Parcel Service, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the firms named in Schedule II hereto (such firms constituting the “Underwriters”) certain of its debt securities specified in Schedule III hereto (the “Designated Securities”) to be issued under an indenture, dated as of September 30, 2022 (the “Indenture”). The representative or representatives of the Underwriters specified in Schedule I hereto are hereinafter collectively referred to as the “Representatives.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-267664), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). Such registration statement covers the registration of the Designated Securities under the Act. Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B and Rule 424(b) under the Act. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Designated Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” The term “Registration Statement,” as of any time, means the registration statement as amended by any amendment thereto, registering the offer and sale of the Designated Securities, among other securities, in the form then filed by the Company with the Commission, including any document incorporated by reference therein and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the Applicable Time (as defined in Section 1(b) herein); for purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C under the Act shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or 430C, as the case may be. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Designated Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

1. The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time and as of the Time of Delivery (as defined in Section 3 herein), and agrees with each of the Underwriters, that:

(a) (A) At the earliest time after filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Designated Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well- known seasoned issuer” as defined in Rule 405 under the Act, including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Designated Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form; and at the earliest time after filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b) The Registration Statement became effective upon filing under Rule 462(e) under the Act on September 30, 2022, and any post-effective amendment thereto also became effective upon filing under Rule 462(e); no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Designated Securities.

Any offer that is a written communication relating to the Designated Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

The term “Statutory Prospectus” as of any time means the prospectus relating to the Designated Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Designated Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Designated Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

The term “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule V hereto.

The term “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The term “Applicable Time” means 4:59 pm (Eastern time) on February 23, 2023 or such other time as agreed by the Company and the Representatives.

(c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus, as amended or supplemented, relating to the Designated Securities or (ii) the Form T-1.

(d) The Registration Statement, as of its effective date or the date of any post-effective amendment thereto, conformed, and the Prospectus as of its issue date conformed, and any further amendments or supplements to the Registration Statement or the Prospectus as of their respective effective or issue dates will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; and (i) the Registration Statement and any amendment thereto, as of the applicable effective date of the Registration Statement or any such amendment, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus and any amendment or supplement thereto, as of the date of the Prospectus or any such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, as amended or supplemented, if applicable, at the Time of Delivery, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (1) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to the Designated Securities or (2) the Form T-1.

(e) Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the rules and regulations under the Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus at the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Designated Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(h) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been any change in the capital stock (other than changes due to (i) repurchases of common stock of the Company pursuant to previously announced stock repurchase programs, (ii) issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans and (iii) conversions of shares of the Company’s class A common stock into shares of the Company’s class B common stock) or a material increase in the long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change or any development involving a prospective material adverse change, in or affecting the business, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”).

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

(j) This Agreement has been duly authorized, executed and delivered by the Company. The Designated Securities have been duly authorized, and, when executed, authenticated, issued, delivered and paid for pursuant to this Agreement and authenticated by the Trustee, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery, the Indenture, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and the Indenture conforms, and the Designated Securities will conform, in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(k) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party that is material to the Company and its subsidiaries taken as a whole, except for such breaches, violations or defaults that would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (i) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not result in a Material Adverse Change and (ii) for such consents, approvals, authorizations, orders, registrations or qualifications that have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and or that may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(l) The Company is not, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, the Company will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(m) The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) The Company maintains an effective system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o) The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(p) Since January 1, 2018, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons or entities of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”), including, without limitation, making or taking an act in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any foreign or domestic government official or employee, foreign political party or official thereof or candidate for foreign political office, in contravention of the Anti-Corruption Laws. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates conduct their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve continued compliance therewith.

(q) Since January 1, 2018, the operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries currently conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(r) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, the Crimea region of Ukraine, the non-government controlled areas of the Kherson and the Zaporizhzhia regions of Ukraine, Russia, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, knowingly use the proceeds of the offering of the Designated Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject or target of Sanctions, or (ii) to fund any activities of or business in any Sanctioned Country.

(s) Since January 1, 2018, the Company has taken commercially reasonable actions to protect and maintain the security, integrity and continuous operation of the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases used in connection with its business (and the data stored therein or processed thereby), and, except as disclosed in the General Disclosure Package and the Prospectus, including any document incorporated by reference therein, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, other than those which, individually or in the aggregate, did not, or are not expected to, result in a Material Adverse Change; and the Company is in compliance with currently applicable (and has taken commercially reasonable actions to prepare to comply with all pending) laws and regulations and all orders, judgments or decrees of any court or governmental agency and its own posted policies and contractual obligations relating to data privacy and security, other than those which, individually or in the aggregate, did not, or are not expected to, result in a Material Adverse Change.

2. The several Underwriters propose to offer the Designated Securities for sale upon the terms and conditions set forth in the General Disclosure Package. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule III, the aggregate principal amount of Designated Securities set forth in Schedule II opposite the name of such Underwriter, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

3. The Designated Securities to be purchased by each Underwriter pursuant to this Agreement, substantially in the form specified herein, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery.”

4. The Company agrees with each of the Underwriters of the Designated Securities:

(a) The Company will prepare the Prospectus in relation to the Designated Securities substantially in a form reasonably approved by the Representatives and will file such Prospectus in accordance with the provisions of Rule 430B and Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); the Company will make no further amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented after the date of this Agreement and prior to the Time of Delivery if the Representatives reasonably disapprove thereof promptly after reasonable notice thereof (provided, however, that (i) the Company may make any such further amendment or supplement which, in the opinion of counsel to the Company, is required by law, and (ii) the Company shall only be required to provide the Company’s reports to be filed with the Commission pursuant to the Exchange Act to the Representatives on the business day prior to the date on which such filings are to be transmitted for filing with the Commission); the Company will advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities; and during such same period the Company will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Designated Securities, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, the Company will promptly use its best efforts to obtain the withdrawal of such order.

(b) The Company will take such action as the Representatives may reasonably request from time to time to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives reasonably may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) Unless otherwise agreed to by the Representatives, prior to 3:00 p.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time, the Company will furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the issue date of the Prospectus in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement or the Prospectus, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Registration Statement or Prospectus or a supplement to the Registration Statement or Prospectus which will correct such statement or omission or effect such compliance.

(d) The Company will make generally available to its securityholders as soon as reasonably practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) During the period beginning from the date hereof and continuing to the Time of Delivery, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Time of Delivery and which are substantially similar to the Designated Securities, without the prior written consent of the Representatives.

(f) The Company shall pay the required Commission filing fees relating to the Designated Securities within the time period required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act, and, if applicable, shall update the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(g) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheets in accordance with subsection (h) below, the Underwriters are authorized to use the information with respect to the final terms of the Designated Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(h) The Company will prepare final term sheets containing only a description of the Designated Securities, substantially in a form attached hereto as Schedule IV and approved by the Representatives, and will file such term sheets pursuant to Rule 433(d) within the time required by such rule (such term sheets, the “Final Term Sheets”); each of the Final Term Sheets is an Issuer General Use Free Writing Prospectus for purposes of this Agreement.

(i) The Company acknowledges, accepts, and agrees that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i. the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii. the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

iii. the cancellation of the BRRD Liability; and

iv. the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority;

(iii) As used in this Section 4(i), “Bail-in Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter; and

(iv) The Company acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company relating to the subject matter of this Agreement.

5. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Statutory Prospectus, any General Use Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the

Underwriters in connection with such qualification and in connection with any Blue Sky survey and the preparation of any Blue Sky Memorandum; (iii) any fees charged by securities rating services for rating the Designated Securities; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Designated Securities; (v) the cost of preparing the Designated Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Designated Securities; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Designated Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show (with one-half to be paid by the Underwriters); and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising or roadshow expenses connected with any offers they may make.

6. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Statutory Prospectus and the Prospectus as amended or supplemented shall each have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act, without reliance on Rule 424(b)(8), and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to the valid existence of the Company, the validity of the Designated Securities, the Registration Statement, the General Disclosure Package, the Prospectus and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) The Company shall have paid the required Commission filing fees relating to the Designated Securities within the time period required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act, and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(d) King & Spalding LLP, special counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A.

(e) A representative of the Legal Department of the Company satisfactory to the Representatives shall have furnished to the Representatives his or her written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B.

(f) As of the date hereof, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

At the Time of Delivery, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to the first paragraph of this subsection (f), except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery.

(g) Since the execution and delivery of this Agreement, neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from any calamity, labor dispute or court or governmental action, order or decree, other than as set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except for such losses and interferences that would not result in a Material Adverse Change, and there shall not have been any change in the capital stock (other than changes due to (i) repurchases of common stock of the Company pursuant to previously announced stock repurchase programs, (ii) issuances or other transfers of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans and (iii) conversions of shares of the Company’s class A common stock into shares of the Company’s class B common stock) or a material increase in the long-term debt of the Company and its subsidiaries taken as a whole or any change, or any development reasonably likely to result in a change, in or affecting the business, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) reviewed by the Representatives at the time of execution and delivery of this Agreement, the effect of which in any such case is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the General Disclosure Package.

(h) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” registered with the SEC pursuant to Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(i) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any material adverse change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the General Disclosure Package.

(j) The Company shall have complied with the provisions of Section 4(c) hereof.

(k) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section 6 and as to such other matters as the Representatives may reasonably request.

(l) As of the date hereof, and at the Time of Delivery, the Representatives shall have received from the principal financial officer, or such other officer of the Company satisfactory to the Representatives, a certificate signed and dated such date, in form and substance satisfactory to the Representatives, with respect to certain statements, information, and/or financial data contained in the Registration Statement, preliminary prospectus, final prospectus, or the Prospectus.

7. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Statutory Prospectus, the Prospectus, or any amendment or supplement thereto, or the General Disclosure Package or any Issuer Free Writing Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, relating to the Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter of Designated Securities through the Representatives expressly for use therein relating to the Designated Securities.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, described in the indemnity contained in subsection (a) of this Section 7, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, including any pricing supplement, relating to the Designated Securities, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.

In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings in the same jurisdiction representing the indemnified parties who are parties to such proceeding).

No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Designated Securities and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be several in proportion to their respective underwriting obligations with respect to the Designated Securities and not joint and in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Statutory Prospectus or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Statutory Prospectus or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

10. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Sections 5 and 7 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including the reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 5 and 7 hereof.

11. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and any such action taken by such Representatives shall be binding upon such Underwriters. The parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in Schedule I to this Agreement. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 11.

All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters at the address of the Representatives as set forth in Schedule I to this Agreement; and notices to the Company shall be given to the Company at the address of the Company set forth in the Registration Statement or provided by the Company to the Representatives upon request: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail or transmitted and confirmed by any standard form of telecommunication to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. The Company acknowledges and agrees that (a) the purchase and sale of the Designated Securities pursuant to this Agreement, including the determination of the public offering price of the Designated Securities and any related discounts and commissions, is an arms-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

13. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, DC is open for business.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance by signing in the space provided below, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Agreement shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

United Parcel Service, Inc.

By:	/s/ Brian Newman
Name: Brian Newman
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Barclays Capital Inc.

By:	/s/ Kenneth Chang
Name: Kenneth Chang
Title: MD

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Thomas Hadley
Name: Thomas Hadley
Title: Managing Director

SG Americas Securities, LLC

By:	/s/ Jonathan WEINBERGER
Name: Jonathan WEINBERGER
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Representatives of the Several Underwriters:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Fax: 646-834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel Fax: (646) 291-1469

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attention: Investment Banking

SG Americas Securities, LLC

245 Park Avenue

New York, NY 10167

Attn: High Grade Bond Syndicate

Phone: 1-855-881-2108

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

I-1

SCHEDULE II

Underwriter	Principal Amount of 4.875% Senior Notes due 2033 to be Purchased	Principal Amount of 5.050% Senior Notes due 2053 to be Purchased
Barclays Capital Inc.	$135,900,000	$166,100,000
Citigroup Global Markets Inc.	$135,900,000	$166,100,000
Morgan Stanley & Co. LLC	$135,900,000	$166,100,000
SG Americas Securities, LLC	$135,900,000	$166,100,000
Wells Fargo Securities, LLC	$135,900,000	$166,100,000
BNP Paribas Securities Corp.	$36,000,000	$44,000,000
BofA Securities, Inc.	$36,000,000	$44,000,000
Goldman Sachs & Co. LLC	$36,000,000	$44,000,000
J.P. Morgan Securities LLC	$36,000,000	$44,000,000
TD Securities (USA) LLC	$9,000,000	$11,000,000
U.S. Bancorp Investments, Inc.	$9,000,000	$11,000,000
UBS Securities LLC	$9,000,000	$11,000,000
ANZ Securities, Inc.	$4,500,000	$5,500,000
BNY Mellon Capital Markets, LLC	$4,500,000	$5,500,000
CastleOak Securities, L.P.	$4,500,000	$5,500,000
Fifth Third Securities, Inc.	$4,500,000	$5,500,000
HSBC Securities (USA) Inc.	$4,500,000	$5,500,000
Loop Capital Markets LLC	$4,500,000	$5,500,000
Mizuho Securities USA LLC	$4,500,000	$5,500,000
MUFG Securities Americas Inc.	$4,500,000	$5,500,000
Standard Chartered Bank	$4,500,000	$5,500,000
Siebert Williams Shank Shank & Co., LLC	$4,500,000	$5,500,000
Truist Securities, Inc.	$4,500,000	$5,500,000

Total	$900,000,000	$1,100,000,000

II-1

SCHEDULE III

United Parcel Service, Inc.

4.875% Senior Notes due 2033 (the “2033 Notes”)

The initial public offering price of the 2033 Notes shall be 99.968% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The purchase price to be paid by the Underwriters for the 2033 Notes shall be 99.518% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

5.050% Senior Notes due 2053 (the “2053 Notes”)

The initial public offering price of the 2053 Notes shall be 99.478% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The purchase price to be paid by the Underwriters for the 2053 Notes shall be 98.603% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

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SCHEDULE IV

Registration Statement

No. 333-267664

February 23, 2023

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	4.875% Senior Notes due 2033 (the “2033 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*

Principal Amount:	$900,000,000

Trade Date:	February 23, 2023

Settlement Date:	February 27, 2023 (T+2)

Maturity Date:	March 3, 2033

Price to Public:	99.968% of the principal amount

Benchmark Treasury:	3.500% due February 15, 2033

Benchmark Treasury Price / Yield:	96-28+ / 3.879%

Spread to Benchmark Treasury:	+100 basis points

Yield to Maturity:	4.879%

Coupon (Interest Rate):	4.875%

Record Dates:	February 15 and August 15 of each year, commencing on August 15, 2023

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2023

Minimum Denominations:	The 2033 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:	The 2033 Notes will be redeemable at any time prior to December 3, 2032 (the “2033 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 Notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company dated the date hereof, plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2033 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2033 Notes to be redeemed to, but excluding, the redemption date.

The 2033 Notes will be redeemable at any time on or after the 2033 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2033 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2033 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312 BZ8

ISIN:	US911312BZ82

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Senior Co-Managers:	TD Securities (USA) LLC U.S. Bancorp Investments, Inc. UBS Securities LLC

Co-Managers:

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Loop Capital Markets LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Standard Chartered Bank

Siebert Williams Shank & Co., LLC

Truist Securities, Inc.

Concurrent Offering:	Concurrent with the offering of the 2033 Notes, the Company is offering its 5.050% Senior Notes due 2053.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2033 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. toll free at (888) 603-5847; Citigroup Global Markets Inc. toll-free at (800) 831-9146; Morgan Stanley & Co. LLC toll free at (866) 718-1649; SG Americas Securities, LLC toll free at (855) 881-2108; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on February 23, 2023 relating to its prospectus dated September 30, 2022 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-267664

February 23, 2023

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.050% Senior Notes due 2053 (the “2053 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*

Principal Amount:	$1,100,000,000

Trade Date:	February 23, 2023

Settlement Date:	February 27, 2023 (T+2)

Maturity Date:	March 3, 2053

Price to Public:	99.478% of the principal amount

Benchmark Treasury:	4.000% due November 15, 2052

Benchmark Treasury Price / Yield:	102-01 / 3.884%

Spread to Benchmark Treasury:	+120 basis points

Yield to Maturity:	5.084%

Coupon (Interest Rate):	5.050%

Record Dates:	February 15 and August 15 of each year, commencing on August 15, 2023

Interest Payment Dates:	March 3 and September 3 of each year, commencing September 3, 2023

Minimum Denominations:	The 2053 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:	The 2053 Notes will be redeemable at any time prior to September 3, 2052 (the “2053 Notes Par Call Date”), as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior written notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2053 Notes matured on the 2053 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the preliminary prospectus supplement of the Company dated the date hereof, plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2053 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, on the principal amount of the 2053 Notes to be redeemed to, but excluding, the redemption date.

The 2053 Notes will be redeemable at any time on or after the 2053 Notes Par Call Date, as a whole or in part, at the option of the Company, on at least 10 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of 2053 Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the 2053 Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the 2053 Notes to be redeemed to, but excluding, the redemption date.

CUSIP:	911312 CA2

ISIN:	US911312CA23

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Senior Co-Managers:	TD Securities (USA) LLC U.S. Bancorp Investments, Inc. UBS Securities LLC

Co-Managers:

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Loop Capital Markets LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Standard Chartered Bank

Siebert Williams Shank & Co., LLC

Truist Securities, Inc.

Concurrent Offering:	Concurrent with the offering of the 2053 Notes, the Company is offering its 4.875% Senior Notes due 2033.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2053 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. toll free at (888) 603-5847; Citigroup Global Markets Inc. toll-free at (800) 831-9146; Morgan Stanley & Co. LLC toll free at (866) 718-1649; SG Americas Securities, LLC toll free at (855) 881-2108; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on February 23, 2023 relating to its prospectus dated September 30, 2022 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE V

Issuer General Use Free Writing Prospectuses

Final Term Sheet, dated February 23, 2023, with respect to the 4.875% Senior Notes due 2033, filed with the Commission pursuant to Rule 433 of the Act.

Final Term Sheet, dated February 23, 2023, with respect to the 5.050% Senior Notes due 2053, filed with the Commission pursuant to Rule 433 of the Act.

V-1